TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT is dated as of the 5th day of November, 2012 (the “Effective Date”).

AMONG:
ARH MANAGEMENT LTD., a British Columbia corporation, having a business address at 3024 Procter Avenue, West Vancouver, BC V7V 1G1

(the "Consultant")
OF THE FIRST PART
AND:
ANTHONY R. HARVEY of 3024 Procter Avenue, West Vancouver, BC V7V 1G1

("Harvey")
OF THE SECOND PART
AND:
CANYON COPPER CORP., a Nevada corporation, having its head office at Suite 408 – 1199 West Pender Street, Vancouver, BC V6E 2R1

(the "Corporation")
OF THE THIRD PART
WHEREAS:

A.                The Consultant, Harvey and the Corporation entered into a Consulting Agreement dated December 1, 2007 (the “Consulting Agreement”) pursuant to which the Consultant agreed to provide the services of Harvey, as employee of the Consultant to the Corporation in consideration for a consulting fee equal to the sum of CAD$5,000 per month (the “Consulting Fee”);

B.                 The Corporation is indebted to the Consultant in the amount of CAD$275,000 for unpaid consulting fees (the “Unpaid Consulting Fees”);

C.                 The Corporation is indebted to Harvey in the aggregate principal amount of CAD$150,000 and USD$50,000 for loans advanced to the Corporation (the “Loans”) as follows:

(1)	loan of CAD$75,000 bearing interest at a rate of 15% per annum and due on May 22, 2014, with accrued interest of CAD$18,062 as at June 30, 2012;

(2)	loan of USD$50,000 bearing interest at a rate of 15% per annum and due on April 1, 2014, with accrued interest of USD$12,986 as at June 30, 2012; and

(3)	loan of CAD$75,000 bearing interest at a rate of 15% per annum and due on July 1, 2014, with accrued interest of CAD$16,274 as at June 30, 2012,

D.                 The Consultant, Harvey and the Corporation have mutually agreed to terminate the Consulting Agreement effective immediately upon entering into this Termination Agreement.

NOW THEREFORE THIS TERMINATION AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 paid by each party to the other (the receipt of which is hereby acknowledged) the parties hereto mutually covenant and agree as follows:

1.                 The Consultant, Harvey and the Corporation agree that as of the Effective Date, the Consulting Agreement shall be terminated and of no further force or effect.

2.                 Notwithstanding the date of this Termination Agreement, the Consultant waives the payment of the Consulting Fee from July 1, 2012 to the Effective Date.

3.                 The Corporation shall pay to the Consultant:

(a)

the Unpaid Consulting Fees on the earlier of June 30, 2013 (the “Initial Due Date”), subject to the Consultant electing to extend the Initial Due Date in accordance with section 4 of this Termination Agreement, and the Corporation completing financing with minimum net proceeds of USD$3,500,000; and

(b)	the Loans on their respective due dates as set forth in Recital C of this Termination Agreement.

4.                 The Consultant may extend the Initial Due Date of the Unpaid Consulting Fees by six months, and thereafter by an additional six months for each six month extension, by providing written notice of such election to the Corporation.

5.                 Time shall be of the essence in this Termination Agreement.

6.                 This Termination Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, pertaining to the subject matter hereof.

7.                 This Termination Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia and the parties hereto agree to submit to the jurisdiction of the courts of British Columbia with respect to any legal proceedings arising herefrom.

8.                 This Termination Agreement has been prepared by Northwest Law Group acting solely on behalf of the Corporation and the Consultant and Harvey acknowledge that they have been advised to obtain independent legal advice.

9.                 This Termination Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have caused this Termination Agreement to be duly executed and delivered as of the day and year first written above.

ARH MANAGEMENT LTD. a British Columbia corporation

Per:	/s/ Anthony R. Harvey
Anthony R. Harvey, President

SIGNED, SEALED AND DELIVERED
BY ANTHONY R. HARVEY
in the presence of:

/s/ Kurt Bordian
Signature of Witness

408 – 1199 W. Pender Street, Vancouver, BC	/s/ Anthony R. Harvey
Address of Witness	ANTHONY R. HARVEY

Kurt Bordian
Name of Witness

CANYON COPPER CORP.,
a Nevada corporation

Per:	/s/ Benjamin Ainsworth
Benjamin Ainsworth, President